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                                                                 EXHIBIT (a.23)


                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 22 TO
                             MASTER TRUST AGREEMENT


     This Amendment No. 22 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the Agreement"), is made as of December 17, 1999.

     WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-three sub-trusts known as the Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel U.S. Government Fund, Payden & Rygel GNMA Fund, Payden & Rygel Investment Quality Bond Fund, Payden & Rygel Total Return Fund, Payden & Rygel High Income Fund, Bunker Hill Money Market Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel California Municipal Income Fund, Payden & Rygel Growth & Income Fund, Payden & Rygel Market Return Fund, Payden & Rygel Small Cap Value Stock Fund, Payden & Rygel Small Cap Growth Stock Fund, Payden & Rygel U.S. Growth Leaders Fund, Payden & Rygel Global Short Bond Fund, Payden & Rygel Global Fixed Income Fund, Payden & Rygel Emerging Markets Bond Fund, Payden & Rygel Global Balanced Fund, Payden & Rygel European Growth & Income Fund, Payden & Rygel EuroDirect Fund and Payden & Rygel European Aggressive Growth Fund; and

     WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law;

     WHEREAS, the Trustees hereby desire to establish and designate an additional sub-trust, to be known as the Payden & Rygel Small Cap Leaders Fund, and to fix the rights and preferences of the shares of such additional sub-trust, effective December 17, 1999; and

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     WHEREAS, the Trustees hereby desire to liquidate, and have authorized the liquidation of, the Payden & Rygel Small Cap Growth Stock Fund and the Payden & Rygel Small Cap Value Stock Fund, effective January 31, 2000;

     NOW THEREFORE:

Amendment Effective December 17, 1999:

     The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

          "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-four Sub-trusts and classes thereof: Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel GNMA Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden & Rygel Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as

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     "Class R" and "Class S" shares; Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Value Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden & Rygel European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The

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     shares of each Sub-Trust and classes thereof and any shares of any further
     Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

Amendment Effective January 31, 2000:

     The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

          "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-two Sub-trusts and classes thereof: Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel GNMA Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden & Rygel Short Duration Tax Exempt Fund, which

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     shall consist of two classes of shares designated as "Class R" and "Class
     S" shares; Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden & Rygel European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise

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     determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

     The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


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Joan A. Payden                              W.D. Hilton, Jr.


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John Paul Isaacson                          Christopher N. Orndorff


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J. Clayburn La Force                        Dennis C. Poulsen


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Stender E. Sweeney                          Thomas V. McKernan, Jr.